UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Main Street, Suite 1830, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (816) 421-7774

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01

Changes in Registrant's Certifying Accountant

1.    On November 27, 2006, Divall Insured Income Properties 2 Limited Partnership (the "Company") was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP ("AM&G") had become partners of McGladrey & Pullen, LLP and, as a consequence, that AM&G was compelled to resign and would no longer be the auditor for the Company. McGladrey & Pullen, LLP was appointed as the Company's new auditor on November 27, 2006.

2.    The audit reports of AM&G on the financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

3.    The decision to engage McGladrey & Pullen, LLP was approved by the Company's general partner, The Provo Group, Inc.

4.    In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2005 and 2004 and through the date of this Current Report, there were: (1) no disagreements between the Company and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

5.    The Company has provided AM&G a copy of the disclosures in this Form 8-K and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with the Company's statements in this Item 4.01.  A copy of the letter furnished by AM&G in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

            (d)    Exhibits

Exhibit Number	Description
16.1	Letter from Altschuler, Melvoin and Glasser LLP to the SEC

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVALL INSURED INCOME PROPERTIES 2 LIMITED PARTNERSHIP
By: The Provo Group, Inc., General Partner By: /s/ Bruce A. Provo President, CEO and CFO
Date: November 30, 2006